Exhibit 10.7

NEWKIRK REALTY TRUST, INC.

2005 STOCK INCENTIVE PLAN

1.             Establishment and Purpose.

The purposes of this 2005 Stock Incentive Plan (the “Plan”) are to induce certain individuals to remain in the employ of, to continue to serve as officers or directors of or to continue to provide services to, Newkirk Realty Trust, Inc. (the “Company”), its present and future subsidiary corporations (each a “Subsidiary”), as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), and any other corporation or entity controlled by the Company and designated by the Administrator as an affiliate (“Affiliate”); and to attract new individuals to enter into such employment and service.  The Board of Directors of the Company (the “Board”) believes that the granting of awards (the “Awards”) under the Plan will  aid in securing the Company’s continued growth and financial success by attracting and retaining individuals who will assist the Company in identifying future acquisitions, dispositions and financing opportunities.

The Plan is adopted and effective as of October 31, 2005, subject to approval by the Company’s shareholders within 12 months of the adoption date.

2.             Shares Subject to Plan.

Subject to adjustment as provided in Section 13 hereof, the maximum number of shares of the common stock, par value of $.01 per share (the “Common Stock”), of the Company with respect to which Options or SARs may be granted or that may be delivered as Stock Awards, Performance Share Awards or Performance-Based Awards to participants (“Participants”) and their beneficiaries under the Plan shall be 4,000,000.  If any Awards expire or terminate for any reason without having been exercised in full, new Awards may thereafter be granted with respect to the unexercised  shares subject to such expired or terminated Awards.

To the extent any shares of Common Stock covered by an Award are not delivered to a Participant or his or her beneficiary under the Plan because the Award is settled in cash or used to satisfy applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

3.             Administration.

(a)           The Plan shall be administered by the Compensation Committee (the “Committee”) which shall consist of two or more members of the Board each of whom is an “outside director,” within the meaning of section 162(m) of the Code and a “non-employee director,” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee.  In the event that no Committee shall have been appointed, the Plan shall be administered by the Board.  A majority of the members of the Committee shall constitute a quorum.

All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held.  Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by a member of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

Except to the extent prohibited by applicable law, the Committee or the Board may delegate all or a portion of its responsibilities and powers under the Plan (other than responsibilities and powers relating to Awards granted or to be granted to persons who are “covered employees” within the meaning of section 162(m) of the Code (“Covered Employees”)) to one or more officers of the Company, provided that no such officer or officers are subject to Section 16 of the Exchange Act.  Any such delegation may be revoked by the Committee or Board at any time.

No director or officer shall vote on matters relating directly to his or her own Plan benefit or participation.

As used in the Plan, the term “Administrator” shall mean the Committee, or the Board or, except with respect to Awards granted or to be granted to persons who are Covered Employees, such delegate of the Committee or Board, as shall be administering the Plan.

(b)           The Administrator’s powers and authority shall include, but not be limited to, (i) subject to Section 5 hereof, selecting individuals for participation; (ii) subject to Section 5 hereof, determining the types of Awards granted; (iii) determining the terms and conditions, consistent with the terms of the Plan, of all Awards granted, including performance and other earnout and/or vesting contingencies; (iv) interpreting the Plan’s provisions; and (v) administering the Plan in a manner that is consistent with its purpose.  The Administrator’s determination on the matters referred to in this Section 3(b) shall be conclusive.  Any dispute or disagreement which may arise under, or as a result of or with respect to, any Award shall be determined by the Administrator, in its sole discretion, and any interpretations by the Administrator of the terms of any Award shall be final, binding and conclusive.

4.             Types of Awards.

                                The types of Awards that may be granted under the Plan are:

(a)           A stock option, which represents a right to purchase a specified number of shares of Common Stock during a specified period at a price per share which is no less than that required by Section 6 hereof.  Options shall be designated as either (i) “incentive stock options” (which term, when used herein, shall have the meaning ascribed thereto by the provisions of section 422(b) of the Code) or (ii) options which are not incentive stock options (“non-incentive stock options”) (together, “Options”), as determined at the time of the grant thereof by the Administrator.
(b)           A stock Award (“Stock Award”), which is a grant of shares of Common Stock.  Except as otherwise provided in Section 10, each Stock Award shall be subject to such conditions, restrictions and contingencies as the Administrator shall determine and which shall create a “substantial risk of forfeiture” within the meaning of section 409A of the Code (a “Substantial Risk of Forfeiture”).  In making a determination regarding the allocation of such shares, the Administrator may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its Subsidiaries and Affiliates and such other factors as the Administrator in its discretion shall deem relevant.

                                (c)           A stock appreciation right (“SAR”), which is a grant of the right to receive cash, shares of Common Stock of an aggregate Fair Market Value (as defined in Section 6 hereof) equal to the Value (as defined in Section 7 hereof) of the SAR, or a combination of cash and shares of Common Stock.

                                (d)           A performance share Award (“Performance Share Award”), which is a grant of the right to receive, upon a specified date, and upon the attainment of performance conditions or the satisfaction of such other conditions or contingencies established by the Administrator at the time of grant, a payment that is based on, or determined by reference to, the Fair Market Value of Common Stock.

                                (e)           A performance-based Award (“Performance-Based Award”), which is a grant of the right to receive, upon a specified date, and upon the attainment of performance conditions established by the Committee, a payment that is based on, or determined by reference to, the Fair Market Value of Common Stock and that is deductible by the Company under section 162(m) of the Code.  The right to exercise or receive a grant or settlement of any Performance-Based Award shall be based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period.  The performance goals must be objective and shall be based on one or more of the following criteria: (i) funds from operations; (ii) funds from operations per share; (iii) return on equity; (iv) total earnings; (v) earnings per share; (vi) earnings growth; (vii) return on capital; (viii) Fair Market Value of the Common Stock; (ix) appreciation in value of the Common Stock; (x) shareholder returns; and (xi) such other financial or operational measures designated by the Committee.  The foregoing criteria may relate to the Company or one or more of its Subsidiaries or Affiliates.

5.             Eligibility.

An Award may be granted only to (a) employees of the Company or its Subsidiaries or Affiliates, (b) officers of the Company or its Subsidiaries or Affiliates, (c) directors of the Company and (d) such other persons that render services to the Company as determined by the Administrator.  Notwithstanding the foregoing, (i) the grant of an incentive stock option shall be limited to employees of the Company and its Subsidiaries, (ii) the grant of a SAR or a non-incentive stock option shall be limited to employees of the Company and its Subsidiaries and officers and directors of the Company, and (iii) the grant of a Performance-Based Award shall be limited to such eligible persons who are Covered Employees.  Participation shall be limited to such eligible persons as are selected by the Administrator.

6.             Stock Option Prices and Fair Market Value.

(a)           Subject to Section 13 hereof, the per share option price of any Option which is an incentive stock option shall never be less than the Fair Market Value of a share of Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the per share option price shall never be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

(b)           Subject to Section 13 hereof, the per share option price of any Option which is a non-incentive stock option shall not and may never be less than the Fair Market Value of a share of Common Stock on the date of grant.

(c)           For all purposes of this Plan, the Fair Market Value of a share of Common Stock on any date, if the Common Stock is then listed on a national securities exchange or traded on the NASDAQ National Market System, shall be equal to the closing sale price of a share of Common Stock or, if there is no sale of the Common Stock on such date, shall be equal to the closing sale price of a share of Common Stock on the last date such Stock was traded or, if the shares of Common Stock are not then listed on a national securities exchange or such system on such date, the Fair Market Value of a share of Common Stock on such date as shall be determined in good faith by the Administrator and in accordance with Section 409A of the Code.

7.             Value of a SAR.

For purposes of this Plan, the “Value” of a SAR with respect to one share of Common Stock on any date is the excess of the Fair Market Value of a share on such date, over the “Base Value” of such SAR.  The “Base Value” of any SAR with respect to one share of Common Stock shall never be less than the Fair Market Value of a share of Common Stock as of the date the SAR is granted.

8.             Awards Term.

(a)           Options shall be granted for such term as the Administrator shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof.

(b)           SARs shall be granted for such term as the Administrator shall determine, not in excess of ten years from the date of the granting thereof.

9.             Limitation on Amount of Awards Granted.

(a)           The aggregate Fair Market Value of the shares of Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company or its Subsidiaries) shall not exceed $100,000.

(b)           No participant may be granted stock options or SARs during any calendar year with respect to more than 400,000 shares of Common Stock.

(c)           The maximum amount of a Performance-Based Award that shall be paid during any calendar year to any Participant shall be $1,000,000.

(d)           Subject to the overall limitation on the number of shares of Common Stock that may be delivered under the Plan, the Administrator may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

10.           Exercise of Awards.

(a)           Options

(i)            Except as otherwise determined by the Administrator at the time of grant or as provided in Section 12 hereof, a Participant may not exercise an Option during the period commencing on the date of the grant of such Option to him or her and ending on the day immediately preceding the first anniversary of such date.  Except as otherwise determined by the Administrator at the time of grant, a Participant may (A) during the period commencing on the first anniversary of the date of the grant of an Option to him or her and ending on the day immediately preceding the second anniversary of such date, exercise such Option with respect to one-quarter of the shares granted thereby, (B) during the period commencing on the second anniversary of the date of such grant and ending on the day immediately preceding the third anniversary of the date of such grant, exercise such Option with respect to one-half of the shares granted thereby, (C) during the period commencing on the third anniversary of the date of such grant and ending on the day immediately preceding the fourth anniversary of such date, exercise such Option with respect to three-quarters of the shares granted thereby and (D) during the period commencing on the fourth anniversary of the date of such grant and ending at the time the Option expires pursuant to the terms hereof, exercise such Option with respect to all of the shares granted thereby.

(ii)           Except as hereinbefore otherwise set forth and as otherwise determined by the Administrator at the time of grant, an Option may be exercised either in whole or in part.

(iii)          An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified.

(iv)          The option price shall be paid in (A) cash, (B) shares of Common Stock having an aggregate Fair Market Value on the date the Option is exercised equal to the option price for the number of shares of Common Stock being purchased, or (C) partly in cash and partly in shares of Common Stock, as determined by the Administrator.

(v)           The Administrator may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

(b)           SARs

(i)            Except as otherwise determined by the Administrator at the time of grant, a Participant may not exercise a SAR during the period commencing on the date of the grant of such SAR to him or her and ending on the day immediately preceding the first anniversary of such date.  Except as otherwise determined by the Administrator at the time of grant, a Participant may (A) during the period commencing on the first anniversary of the date of the grant and ending on the day immediately preceding the second anniversary of such date, exercise one-quarter of the SARs granted, (B) during the period commencing on the second anniversary of the date of such grant and ending on the day immediately preceding the third anniversary of the date of such grant, exercise one-half of the SARs granted, (C) during the period commencing on the third anniversary of the date of such grant and ending on the day immediately preceding the fourth anniversary of such date, exercise three-quarters of the SARs granted and (D) during the period commencing on the fourth anniversary of the date of such grant and ending at the time the SARs expire pursuant to the terms hereof, exercise all of the SARs granted.

(ii)           Except as hereinbefore otherwise set forth and as otherwise determined by the Administrator at the time of grant, a SAR may be exercised either in whole or in part.

(iii)          A SAR may be exercised only by a written notice of intent to exercise such SAR with respect to the appreciation of a specific number of shares of the Common Stock.

(iv)          Upon the exercise of a SAR, a Participant shall be entitled to receive cash equal to the Value of such SAR on the date of exercise, shares of Common Stock, rounded down to the nearest whole share, the Fair Market Value of which, in the aggregate, equals the Value of such SAR on the date of exercise, or a combination of cash or Common Stock.

(v)           The Administrator may, in its discretion, permit any SAR to be exercised prior to the time when it would otherwise be exercisable.

(c)           Stock Awards

(i)            Except as otherwise provided in this Section and Section 3, the shares allocated to a Participant may not be sold, assigned, transferred or otherwise disposed of, and may not be pledged or hypothecated until the restrictions thereon have lapsed.

(ii)           Except as otherwise determined by the Administrator at the time of grant, the restrictions on any Stock Award shall terminate upon the attainment of any performance goal or the satisfaction of any condition established by the Administrator that constitutes a Substantial Risk of Forfeiture.

(iii)          Shares representing a Stock Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award).  The Administrator may require that any such certificates be held in custody by the Company until the restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(iv)          Each Participant receiving shares subject to a Stock Award shall (A) agree that such shares shall be subject to, and shall be held by him or her in accordance with all of the applicable terms and provisions of, the Plan, (B) represent and warrant to the Company that he or she is acquiring such shares for investment for his or her own account (unless there is then current a prospectus relating to the shares under Section 10(a) of the Securities Act of 1933, as amended) and, in any event, that he or she will not sell or otherwise dispose of said shares except in compliance with the Securities Act of 1933, as amended, and (C) at his or her option, be entitled to make the election permitted under section 83(b) of the Code, to include in gross income in the taxable year in which the shares are transferred to him or her, the Fair Market Value of such shares at the time of transfer, notwithstanding that such shares are subject to a Substantial Risk of Forfeiture.  The foregoing agreement, representation and warranty shall be contained in an agreement in writing (“Restricted Stock Agreement”) which shall be delivered by the Participant to the Company.  The Administrator shall adopt, from time to time, such rules with respect to the return of executed Restricted Stock Agreements as it deems appropriate and failure by a Participant to comply with such rules may result in the forfeiture of Restricted Shares allocated to such Participant.

(d)           Performance Share Awards.

(i)            The Administrator, in its sole discretion, may grant Performance Share Awards in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more shares of Common Stock on as specified date following the completion of a specified period of service, and/or the attainment of performance objectives.

(ii)           Subject to the provisions of the Plan, the Administrator shall determine the number of shares of Common Stock to be awarded under (or otherwise related to) such Performance Share Awards; and all other terms and conditions of such Performance Share Awards (including, without limitation, the vesting provisions thereof).

(iii)          Performance Share Awards shall be settled in (A) cash, (B) shares of Common Stock or (C) a combination of cash and shares of Common Stock, as determined by the Administrator.

(e)           Performance-Based Awards

(i)            The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a Participant.  If the performance goals have been met, the Committee shall so certify and ascertain the amount of the applicable Performance-Based Award.

(ii) The Award may provide that the amount of the Performance-Based Award actually paid to a Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee.

(iii)          The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time after the end of the performance period as determined by the Committee, provided that the Participant is an employee of the Company, a Subsidiary or an Affiliate at the end of such performance period, but in no event later than (A) 2-1/2 months after the end of the Company’s first taxable year in which such performance period ends or (B) 2-1/2 months after the end of the Participant’s first taxable year in which such performance period ends, if later.

11.           Termination of Employment or Service.

(a)           Except as otherwise provided in Section 12 hereof, and except as otherwise determined by the Committee at the time of grant, in the event a Participant’s employment with, or provision of services with, the Company and its Subsidiaries and Affiliates terminates, whether voluntarily or otherwise but other than by reason of his or her death, Retirement or Disability, (i) each Option theretofore granted to him or her which shall not have been exercisable prior to the date of the termination of his or her employment or service shall terminate immediately and each other Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of such termination of employment or service and not theretofore exercised, terminate upon the earlier to occur of the expiration of 90 days after the date of such Participant’s termination of employment or cessation of service and the date of termination specified in such Option; (ii) each share allocated to the Participant under a Stock Award subject to restriction at such date shall be redelivered to the Company immediately; and (iii) each SAR theretofore granted to him or her which shall not have been exercisable prior to the date of the termination of his or her employment or service shall terminate immediately and each other SAR theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of such termination of employment or service and not theretofore exercised, terminate upon the earlier to occur of the expiration of 90 days after the date of such Participant’s termination of employment or cessation of service and the date of termination specified in such SAR.

(b)           Except as otherwise determined by the Committee at the time of grant, and notwithstanding the foregoing, if a Participant is terminated for Cause (as defined herein), (i) each Award theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate forthwith, and (ii) each share allocated to the Participant under a Stock Award subject to restriction at such date shall be redelivered to the Company immediately.

(c)           Except as otherwise provided in Section 12 hereof, and except as otherwise determined by the Committee at the time of grant, in the event a Participant’s employment with, or provisions of services to, the Company and its Subsidiaries and Affiliates terminates by reason of his or her Retirement (as defined herein), (i) each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of such Retirement and the date of termination specified in such Option; (ii) each SAR theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of such retirement and the date of termination specified in such SAR; and (iii) any restrictions applicable to any shares allocated to such Participant in a Stock Award shall forthwith terminate.

(d)           Except as otherwise determined by the Committee at the time of grant, in the event a Participant’s employment with, or provision of services to, the Company and its Subsidiaries and Affiliates terminates by reason of his or her death, (i) each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of the qualification of a representative of his or her estate and the date of termination specified in such Option; (ii) each SAR theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of the qualification of a representative of his or her estate and the date of termination specified in such SAR; and (iii) any restrictions applicable to any shares allocated to such Participant in a Stock Award shall forthwith terminate.

(e)           Except as otherwise provided in Section 12 hereof, and except as otherwise determined by the Committee at the time of grant, in the event a Participant’s employment with, or provision of services to, the Company and its Subsidiaries and Affiliates terminates by reason of his or her Disability (as defined herein), (i) each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of such retirement and the date of termination specified in such Option; (ii) each SAR theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of such retirement and the date of termination specified in such SAR; and (iii) any restrictions applicable to any shares allocated to such Participant in a Stock Award shall forthwith terminate.

(f)            The Administrator shall specify at the time of grant the circumstances in which Performance Share Awards shall be forfeited or paid in the event of termination of employment or service with the Company and its Subsidiaries and Affiliates.

(g)           Notwithstanding any provision in the Plan to the contrary, if a Participant’s employment by, or provision of services to, the Company, a Subsidiary or an

Affiliate ceases as a result of a transfer of such Participant from one of the foregoing entities to another of the foregoing entities, such transfer shall not be a termination of employment or provision of services for purposes of this Plan, unless expressly determined otherwise by the Administrator.  A termination of employment or provisions of services shall occur for a Participant who is employed by, or provides services to, a Subsidiary or Affiliate of the Company if the Subsidiary or Affiliate shall cease to be such and the Participant shall not immediately thereafter be employed by, or provide services to, the Company, a Subsidiary or an Affiliate.

(h)           Definition of Cause.  For purposes of the foregoing, the term “Cause” shall have the meaning set forth in the employment agreement by and between the Company, its Subsidiary and/or its Affiliate and the Participant, or, if no such agreement exists or such agreement does not define “Cause” or any term of similar import, “Cause” shall mean: (i) the commission by the Participant of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by the Participant of any act of moral turpitude, (iii) fraud, dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty to the Company, the Subsidiaries and/or the Affiliates, (iv) willful misconduct, misfeasance or malfeasance of duty which is reasonably determined by the Company to be detrimental to the Company and/or the Subsidiaries, (v) gross neglect of the Participant’s duty to the Company, the Subsidiaries and/or the Affiliates, (vi) prolonged absence from duty without the consent of the Company, the Subsidiaries and/or the Affiliates, (vii) intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, the Subsidiaries and/or the Affiliates, or (viii) continued substance abuse that renders the Participant incapable of performing his or her material duties to the satisfaction of the Company, the Subsidiaries and/or the Affiliates.

(i)            Definition of Retirement.  For purposes of the foregoing,  the term “Retirement” shall mean (i) the termination of a Participant’s employment with the Company, all of the Subsidiaries and all of the Affiliates (A) other than for Cause or by reason of his or her death or Disability and (B) on or after the earlier to occur of (I) the first day of the calendar month in which his or her 65th birthday shall occur and (II) the date on which he or she shall have both attained his or her 55th birthday and completed ten years of employment with the Company, the Subsidiaries and/or the Affiliates or (ii) the termination of a Participant’s service as a director or officer with the Company, all of the Subsidiaries and all of the Affiliates (A) other than for Cause or by reason of his or her death and (B) on or after the first day of the calendar month in which his or her 65th birthday shall occur.

(j)            Definition of Disability.  For purposes of the foregoing,  the term “Disability” shall mean a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

12.           Change in Control.

(a)           Except as otherwise determined by the Administrator at the time of grant, if a Participant’s employment with, or provision of services to, the Company and its Subsidiaries and Affiliates is terminated without Cause or the Participant terminates his or her employment or service the Company and its Subsidiaries and Affiliates for Good Reason (as defined in Section 12(c) hereof), whether voluntarily or otherwise, within one year after the effective date of a Change in Control (as defined in Section 12(b) hereof), (i) each Option theretofore granted to a Participant which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full upon the occurrence of such termination and shall, to the extent not theretofore exercised, terminate upon the date of termination specified in such Option; (ii) each SAR theretofore granted to a Participant which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full upon the occurrence of such termination and shall, to the extent not theretofore exercised, terminate upon the date of termination specified in such SAR; and (iii) any restrictions applicable to any shares allocated to a Participant in a Stock Award shall forthwith terminate upon the occurrence of such termination.

(b)                                 Definition of Change in Control.

(i)            For purposes of the foregoing, a “Change in Control” shall occur or shall be deemed to have occurred only if any of the following events occurs:

(A)          A change in the ownership of the Company.  A change in ownership of the Company shall occur on the date that any one person, or more than one person acting as a “Group” (as defined under section 409A of the Code), acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one person or more than one person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company.

(B)           A change in the effective control of the Company.  A change in the effective control of the Company occurs on the date that:

(I)            any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; or

(II)           a majority of the members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election; provided, however, that, if one person, or more than one acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered a change in the effective control of the Company.

(C)           A change in the ownership of a substantial portion of the Company’s assets.  A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total Gross Fair Market Value (as defined in Section 12(b)(ii) hereof) equal to or more than 40% of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(I)            a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(II)           an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(III)         a person, or more than one person acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(IV)         an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 12(b)(i)(C)(III) hereof).

(ii)         For purposes of Section 12(b)(i)(C), Gross Fair Market Value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(iii)        For purposes of Section 12(b) hereof, stock ownership is determined under section 409A of the Code.

(c)           Definition of Good Reason.   For purposes of the foregoing, the term “Good Reason” shall have the meaning set forth in the employment agreement by and between the Company, the Subsidiaries and/or the Affiliates and the Participant, or, if no such agreement exists or such agreement does not define “Good Reason” or any term of similar import, “Good Reason” shall mean any of the following acts by the Company, the Subsidiaries and/or the Affiliates, without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company, the Subsidiaries and/or the Affiliates promptly after receipt of notice thereof given by the Participant): (i) a material diminution in the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change in Control, (ii) a reduction in the Participant’s base salary from his or her highest base salary in effect at any time within 12 months preceding the Change in Control, (iii) failure to continue the Participant’s participation in any compensation plan in which he or she participated immediately prior to the Change in Control (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Participant’s participation relative to similarly situated employees, or (iv) requiring the Participant to be based at any office or location more than 50 miles from the location at which the Participant was stationed immediately prior to the Change in Control.

13.           Adjustment of Number of Shares.

(a)           In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Award and the number of shares of Common Stock available for purchase or delivery under the Plan but not yet covered by an Award shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.  In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of Common Stock then subject to any Award, for each share of Common Stock which may be issued under the Plan but not yet covered by an Award and for each share of Common Stock which may be purchased upon the exercise of Options granted under the Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

(b)           In the event that there shall be any change, other than as specified in Section 13(a) hereof, in the number or kind of outstanding shares of Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Award and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an Award, such adjustment shall be made by the Administrator and shall be effective and binding for all purposes of the Plan and of each Award.

(c)           In the case of any substitution or adjustment in accordance with the provisions of this Section 13 and subject to section 409A of the Code, the option price in each Option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13.

(d)           Notwithstanding the foregoing, no substitution or adjustment shall be made pursuant to this Section 13 to the extent such substitution or adjustment would violate section 409A of the Code.

(e)           No adjustment or substitution provided for in this Section 13 shall require the Company to issue a fractional share under any Award or to sell a fractional share under any Option.

(f)            In the event of the dissolution or liquidation of the Company, a merger, reorganization or consolidation in which the Company is not the surviving corporation or where the Company is the surviving corporation but the current shareholders of the Company retain ownership of less than 50% of the stock (directly or indirectly) of the surviving corporation, the Board in its discretion, may accelerate the payment of any Award, the exercisability of each Award and/or terminate the same within a reasonable time thereafter.  Notwithstanding the foregoing, the payment or exercisability of any Award shall not be accelerated pursuant to this Section 13(f) to the extent such acceleration would violate section 409A of the Code.

14.                                 Withholding and Waivers.

(a)           The Company shall have the right to deduct and withhold from Awards under the Plan any federal, state or local taxes of any kind required by law to be so deducted and withheld with respect to any shares of Common Stock issued under the Plan or any other amounts paid with respect to the settlement of Awards under the Plan.  Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Participant may elect to satisfy such obligations, in whole or in part by: (i) causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise or settlement of an Option, a SAR, a Stock Award, a Performance Share Award or a Performance-Based Award  or (ii) delivering to the Company cash or a check to the order of the Company in an amount equal to the amount required to be so deducted and withheld.  The shares of Common Stock withheld in accordance with method (i) above shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined.

(b)           In the event of the death of a Participant, an additional condition of exercising any Award shall be the delivery to the Company of such tax waivers and other documents as the Administrator shall determine.

(c)           An additional condition of exercising any non-incentive stock option shall be the entry by the Participant into such arrangements with the Company with respect to withholding as the Administrator shall determine.

15.                                 No Stockholder Status; No Restrictions on Corporate Acts; No Employment Right.

(a)           Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of Common Stock covered by an Award unless and until a certificate for such share has been issued.  Upon payment of the purchase price therefor, a share issued upon exercise of an Award shall be fully paid and non-assessable.

(b)           Neither the existence of the Plan nor any Award shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

(c)           Neither the existence of the Plan nor the grant of any Award shall require the Company, any Subsidiary, any Affiliate or any other entity to continue any Participant in the employ or service of the Company, such Subsidiary, such Affiliate or such other entitiy.

16.           Nontransferability of Awards.

No Option, SAR, Performance Share Award or Perfromance-Based Award granted under this Plan shall be assignable or otherwise transferable by a Participant, except by will or by the laws of descent and distribution.  No Stock Award granted under this Plan shall be assignable or otherwise transferable by a Participant prior to the date on which all restrictions with respect to such Stock Award terminate.

17.           Termination and Amendment of the Plan.

(a)           The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval of the holders of the shares of Common Stock, increase the number of shares of Common Stock as to which Awards may be granted under the Plan (as adjusted in accordance with the provisions of Section 12 hereof), or change the class of persons eligible to participate in the Plan, change the manner of determining stock option prices, or change the manner of determining the Value of a SAR.  Notwithstanding the foregoing, the Board shall have the right, to terminate or modify the Plan; provided, however, that to the extent required by applicable law or the rules of the NASDAQ National Market System or such other exchange on which the Company’s securities shall be listed or traded, no such termination or modification shall be effective without the further approval of the holders of the shares of Common Stock.

(b)           Except as otherwise provided in Sections 13(e) and 18 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award. Notwithstanding the foregoing, the Board shall have the right, without the consent of the Participant affected, to amend or modify the Plan and any outstanding Award to the extent the Board determines necessary to comply with applicable law.

18.           Expiration and Termination of the Plan.

The Plan shall terminate on October 31, 2015 or at such earlier time as the Board may determine; provided, however, that the Plan shall terminate as of its effective date in the event that it shall not be approved by the stockholders of the Company at its 2005 Annual Meeting of Stockholders.  Awards may be granted under the Plan at any time and from time to time prior to its termination.  Any Award outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Award shall have been exercised or shall have expired in accordance with its terms.